Form C

Cover Page

Name of issuer:

MySwimPro, Inc.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: DE

Date of organization: 3/23/2015

Physical address of issuer:

301 East Liberty
Suite 701
Ann Arbor MI 48104

Website of issuer:

http://myswimpro.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

4.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☐ Debt
- ☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

100,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $100,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$100,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,000,000.00

Deadline to reach the target offering amount:

8/31/2017

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

3

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$35,728.00	$0.00
Cash & Cash Equivalents:	$35,728.00	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$0.00	$0.00
Long-term Debt:	$50,000.00	$0.00
Revenues/Sales:	$11,163.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($14,272.00)	($100.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

MySwimPro, Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Michael Allon	Cofounder	My Swim Pro	2015
Adam Oxner	Co Founder	My Swim Pro	2015
Fares Ksebati	CEO	My Swim Pro	2015

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Michael Allon	Co-Founder	2015
Michael Allon	Android Lead	2015
Adam Oxner	Co-Founder	2015
Adam Oxner	iOS Lead	2015
Adam Oxner	Secretary	2015
Fares Ksebati	CEO	2015
Fares Ksebati	President	2015
Fares Ksebati	Treasurer	2015

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Adam Oxner	200,000 Common Stock	20.0
Michael Allon	240,000 Common Stock	23.9
Fares Ksebati	555,000 Common Stock	55.4

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

> The addressable market size of 26.3 million swimmers may not provide a large enough paying pool to create a viable long-term business.
>
> Conversion rate to premium may be too low to return enough revenue to become profitable.
>
> Retention of premium subscribers may be too low to maintain growth.
>
> MySwimPro's business model is dependent on third party mobile distribution partners including Google and Apple. Should an event cause them to remove us from the app store our ability to grow would be significantly impaired.
>
> MySwimPro's technology infrastructure is dependent on third party software services including: Amazon Web Services, Android SDK, iOS SDK, MongoDB, Wordpress, GitHub, Fabric Crashlytics.
>
> MySwimPro's internal communication depends on third party tools including: Trello, Slack, SendGrid, Google Apps.
>
> MySwimPro is dependent on third party social media platforms to increase exposure and brand awareness including: Facebook, Twitter, Instagram, YouTube, Snapchat, Google Plus, LinkedIn.
>
> The development of new features is a complex and time-consuming process that may not be completed with the expected roadmap.
>
> Investors will not see a return on the company until acquired, IPO, or becomes profitable to start paying dividends to shareholders. None of those events are guaranteed to happen. Also, that dividends will only be paid if and when declared by the Board.
>
> MySwimPro's access to future capital is limited and may hinder future growth opportunities through external funding.
>
> MySwimPro's founders may not be able to work on the venture full-time in the event of health, family, or other extenuating circumstances thus slowing the company's progress and potential downturn.

MySwimPro's potential partner ecosystem (US Masters Swimming, USA Swimming, USA Triathalon) is small with only a few opportunities for potential partnership, thus increasing the risk of a competitor capturing those opportunities and leaving MySwimPro with limited options.

MySwimPro holds no intellectual property on the content or features of software making it easier for a competitor to enter the market and capture market share.

MySwimPro is a first mover in a new market, thus enabling future, better funded competition to enter and copy product concepts, marketing initiatives and branding.

Costs of cloud infrastructure and other third party software services could increase at an unexpected rate and make operating the business become unsustainable.

MySwimPro has signed a side letter (available for viewing in the Appendix) associated only with Invest Detroit Venture's investment that requires 51% of the company's employees to be employed in the state of Michigan.

Adam Oxner currently has another job alongside working at MySwimPro. He is expected to dedicate 100% of his work time to MySwimPro starting in the coming months. His other work obligations may result in slower than possible product development in the meantime.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The purpose of this offering is to raise funds for our general business operations, as described in the "use of proceeds" section below.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$100,000**

Use of Proceeds: Continued product and brand development.

If we raise: **$250,000**

Use of Proceeds: Development of wearable integrations and native experiences including: Garmin, Android Wear, and others.

If we raise: **$500,000**

Use of Proceeds: Development of training plans specific to athlete's goals, skill level, and time consideration in addition to marketing initiatives tailored to existing market segments.

If we raise: **$1,000,000**

Use of Proceeds: Developing our dynamic training algorithm to personalize workout experiences for every level of swimmer in addition to marketing initiatives tailored to new market segments.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor will typically be automatically accepted for an investment in the Company within a few minutes. At this point, the Investor will be emailed a pdf version of the Investment Agreement signed by the Investor and the Company, as well as a confirmation of the commitment. This information will also be available on the Investor's "My Investments" screen on the wefunder.com website.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. All investments will be in book entry form. This means that the Investor will not receive a certificate representing his or her investment. Each investment will be recorded in our books and

records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the Investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the Investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each Investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see Appendix B, Investor Contracts. The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **preferred stock** in the Company ("**Preferred Stock**"), when and if the Company sponsors an equity offering that involves **Preferred Stock**, on the standard terms offered to other Investors.

Conversion to Preferred Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Preferred Stock**, **Investors will receive a number of shares of Preferred Stock** calculated using the method that results in the greater number of **Preferred Stock**:

- (i) the amount invested by the Investor divided by the result of (a) the price of **Preferred Stock** issued to new Investors multiplied by (b) the **discount rate** (100%) , or
- (ii) if the valuation for the company is more than **$5 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap (**$5 million**) divided by (b) the total amount of the Company's capitalization at that time.

Additional Terms of the Valuation Cap. For purposes of option (ii) above, the Company's capitalization will be measured as all **shares of stock** outstanding at the time, not including any SAFEs or convertible notes, plus any **common stock** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive shares subject to the Valuation Cap will receive a per share liquidation preference and conversion price designed to provide protection against the price of the **Preferred Stock** being diluted to a value below the price per share at the time they receive **Preferred Stock**. This dilution would mainly occur due to the issuance of additional stock by the Company.

Investors who receive **Preferred Stock** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors who invest less than **$25,000** in the SAFEs will have no voting rights, including after they receive **Preferred Stock**. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Investors investing at least **$25,000** have standard voting rights in the Company once they receive **Preferred Stock**, if they are also "accredited investors" as defined in Regulation D under the Securities Act of 1933.

Private Sales for Major Investors. **Investors who invest at least $25,000 and are "accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the SAFEs.**

Execution. Investors who invest less than **$25,000** will typically not execute transaction documents in order to receive Preferred Stock at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Preferred Stock** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events. If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Preferred Stock**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or
- (ii) shares of **common stock** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap (**$5 million**) divided by (b) the number of outstanding shares of the Company's **common stock and Preferred Stock**, but excluding any shares of **common stock** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Preferred Stock and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Preferred Stock** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **common stock**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company. If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Preferred Stock**, the Company will pay first the other holders of existing **Preferred Stock**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. These payments will occur before any distributions to holders of common stock. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases. The SAFEs may be repurchased for their fair market value at any time. Fair value will be determined by an independent appraiser chosen by the Company. If, within three months after a repurchase, the Company offers equity that includes **Preferred Stock**, and the value received by Investors was less than the value of the shares they would have received in the equity offering, the Company will pay Investors the difference.

14. Do the securities offered have voting rights?

- [x] Yes
- [ ] No

15. Are there any limitations on any voting or other rights identified above?

- [x] Yes: no voting rights unless investing over 25K
- [ ] No

16. How may the terms of the securities being offered be modified?

Investors in SAFEs do not have voting rights (unless they invest over **$25,000** and are accredited investors) and cannot modify the terms of the SAFEs. Investors in the Company's other securities or investors in SAFEs that invest over **$25,000** and are accredited investors do have voting rights and may be able to modify the terms of the SAFEs.

The SAFE may be amended only upon the written consent of the Company and either (i) the "Designated Lead Investor" or (ii) the holders of a majority of interest. However, the Valuation Cap may not be amended by the Designated Lead Investor, and may only be amended upon the written consent of the Company and the holders of a majority of interest.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Preferred Stock (list each class in order of preference):			
			No
Common Stock	5,000,000	1,002,500	Yes
Other			
			Choose

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

no

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the Articles of Incorporation for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **shares of Preferred Stock**. As discussed in Question 13, when we engage in an offering of equity interests involving **Preferred Stock**, Investors may receive a number of shares of **Preferred Stock** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Preferred Stock** being issued to new Investors, or (ii) if the valuation for the company is more than **$5 million**, the amount invested divided by the quotient of (a) the Valuation Cap (**$5 million**) divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Preferred Stock** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **board of directors**. Among the factors we may consider in determining the price of **Preferred Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **stock (including both common stock and Preferred Stock)** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;

- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

None.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
9/2016	4(a)(2)	SAFE	$50,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

MySwimPro is the #1 fitness application to help swimmers achieve their goals by delivering personalized swim workouts, instructional video content, and detailed analytics. We leverage our domain expertise to provide content through software that enables swimmers to improve their performance and health.

Our freemium subscription model represents 99% of our revenue during the year ended 2016. For a monthly or yearly subscription, premium users unlock advanced workout content and functionality that better empowers them to achieve their fitness goals. Our premium product launched in April 2016 as a monthly subscription, and in January 2017, we launched a yearly subscription option.

Today, 80% of new premium subscribers opt for the yearly subscription of $99.99 and 20% choose the $14.99 monthly plan. The yearly plan starts with a 30-day free trial while the monthly plan starts with a 7-day trial. In both trial instances, the user is allowed full-access to the premium experience.

Our revenue from premium subscriptions has grown by more than 20%/month on average since launching the premium product in April 2016. This is due largely from a growing free user base supported by featuring within the App Stores and through content marketing efforts.

We originally founded our business in 2015 to empower aquatic prowess for all levels of swimmers. As we have grown and evolved since that tie, we've had the following key milestones in developing our business:

- March, 2015: Incorporated, launched Android MVP to Google Play Store.
- June, 2015: Launched iOS MVP to Apple App Store, Todd Sullivan joins advisory board.
- June-Aug, 2015: MySwimPro participates in TechTown DTX Launch Accelerator.
- August, 2015: Peter Vanderkaay joins advisory board.
- Jan-March, 2016: MySwimPro participates in Techstars Startup Next (Detroit).
- April, 2016: Launched premium product, begin driving revenue.

- May-August, 2016: MySwimPro participates in University of Michigan Accelerator.
- May, 2016: MySwimPro accepts first outside investment ($25,000) SAFE from University of Michigan.
- July, 2016: MySwimPro featured on the home page of the Apple App Store under the category "New Apps We Love". MySwimPro competes in Global Sports Innovation Regional Final at Google in California.
- September, 2016: MySwimPro featured in Apple CEO Tim Cook's Keynote address. Launched the world's first swimming app on the Apple Watch. University of Michigan invests additional $25,000 in SAFE.
- October, 2016: Invest Detroit Ventures commits ($50,000) to seed round contingent on raising additional $100,000.
- November, 2016: Featured on home page of the Google Play Store.
- December, 2016: Apple names MySwimPro the Best App of 2016 for the Apple Watch.
- January, 2017: Launched yearly premium subscription.
- March, 2017: Won $40k Grand Prize from Michigan Economic Development Corporation (MEDC) at the Michigan GreenLight Business Model Competition.
- March 2017: Won $25k from Innovation Fund of America as part of a startup competition.

As we have expanded our product's features, our growth has gradually accelerated. As an early stage, company we have experienced losses thus far in our operating history. These losses are diminishing as revenue increases in the following ways:

- Our total monthly revenue grew 50% from January to February of 2017.
- Total number of premium subscribers grew to over 400 as of February, 2017 from launching in April, 2016.

We expect to continue to grow our business through existing channels and new distribution partners. Although there is no guarantee that our historical results or cash flows (as described below in our financial statements) will continue to develop in the same way as they have in the past few years, we expect generally to grow in an accelerated way in the coming
years. Nonetheless, it may be years before investors see a return on their investment, if they do at all.

The following trends and uncertainties could effect our financial condition, including the liquidity, cash flow and capital resources described below:

- Swimming participation has grown consistently at 2-3% per year every year, with double digital annual growth among USA Swimming registrations in years following the Summer Olympic Games.
- Costs of cloud infrastructure and other third party software services could increase at an unexpected rate.

Liquidity

Our policy is to invest any cash in excess of our immediate requirements in investments that increase the value of the business. We anticipate using available cash for operations including product development and customer acquisition within the next 3-5 years. We base this estimate based on historical cash flows, and anticipated growth in premium subscribers.

We expect that the proceeds of this offering will improve our liquidity and provide additional working capital for our company. Capital will be used to pursue product development and customer acquisition. Although the proceeds of this offering are not necessary to the viability of our business, it will be integral in developing future product features and capturing the market in a much more aggressive fashion.

Cash provided by the University of Michigan in the form of their investment and also from revenue by premium subscribes has supported product development and customer acquisition.

Capital Resources

We have financed our operations through Simple Agreements For Future Equity by the University of Michigan and through the sales generated through our premium subscription service.

On May 13, 2016, the University of Michigan invested $25,000 in the form of a SAFE (Simple Agreement for Future Equity) with at an un-capped valuation and no date of maturity. On September 19, 2016, the University of Michigan invested an additional $25,000 using the same financial instrument.

On April 17th, 2017 MySwimPro had $25,000 cash on hand, with monthly expenses totaling $5,000 to cover employees, product development, marketing and third party software services.

We anticipate receiving and additional 25k grant from the Macomb Community College Innovation Fund of America that we were awarded in March 2017 that will be paid 4 monthly installments starting in April. We also anticipate receiving and 40k from the Michigan Greenlight in April for a competition we won in March 2017.

Historical Results of Operations

2016 marked the first period of time when the company had sales in the form of premium subscribers converted from free users. As of February 28, 2017, MySwimPro has received over 170,000 downloads across iPhone and Android devices with over 400 premium subscribers. Since launching
the premium offering, MySwimPro's total sales have been $31k.

Our anticipated expense expenses are expected to be similar to 2016 with adjustments based upon funds raised in this and future rounds.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:

  A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No

  B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No

  C. engaging in savings association or credit union activities? ☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No

ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No

iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://myswimpro.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Wefunder Crowdfunding SAFE

Appendix C: Financial Statements

Financials 1
Financials 2

Appendix D: Director & Officer Work History

Adam Oxner
Fares Ksebati
Michael Allon

Appendix E: Supporting Documents

Legal Primer

Free Contracts

Profile Guide

Launch Guide

Facebook

Instagram

Youtube

SF / Boston

INVEST IN MYSWIMPRO

Personalized workouts to swim smarter. Named Best Apple Watch App of the Year.

> *We deliver an incredible experience for swimmers of all levels through personalized swim workouts, instructional video content, and detailed analytics. We've received international accolades from Apple (named Best Watch App of 2016), have been featured in Sports Illustrated and in Apple CEO Tim Cook's keynote address.*



Fares Ksebati
CEO, MYSWIMPRO



FOLLOW US FOR UPDATES
75 FOLLOWERS
SHARE
TWEET
82
investors
$85,502
raised of $100K-$1M goal
$100 min
by Wefunder Portal LLC
INVEST

Future Equity (SAFE)

$5M valuation cap | no discount

A SAFE gives you the right to future shares in MySwimPro. If you invest, you're betting the company will be worth more than $5M in the future.

INVEST $25,000+ FOR PRO RATA RIGHTS.

INVESTOR PERKS

$250+	Exclusive MySwimPro Investor T-Shirt & Swim Cap.
$500+	Complementary video analysis to improve stroke efficiency and maximize training potential. HD video review, slow motion playback, audio voiceover and video telestration.
$1,000+	MySwimPro premium membership for life.
$10,000+	Skype call with 4 time Olympic Medalist Peter Vanderkaay to discuss your training and form.

OUR AMBITION

Swimming is one of the fastest growing sports worldwide, but it's difficult to get personal training to help you improve. More than 90% of swimmers train by themselves, with no access to professional coaching. MySwimPro changes that. We are democratizing the sport of swimming by providing the opportunity to help swimmers achieve their goals in a way that's never been possible before, and thrilled to have 4x Olympic medalist, Peter Vanderkaay be a member of our advisory board.

KEY FACTS

- 2016 Apple Watch App of the Year
- Featured on Home Page of Apple App Store and Google Play Store.
- Peter Vanderkaay Advisor: 3x US Olympian (2004, 2008, 2012) and 4x Olympic Medalist, Co-Captain of Team USA in 2012.
- 200,000+ Registered Athletes

DOCUMENTS

Pitch Deck

myswimpro.com *from Ann Arbor MI* ANALYTICS SOFTWARE B2C SPORTS TRIATHLON TECH APP HEALTH AND FITNESS SWIMMING WELLNESS

WHY I LIKE MYSWIMPRO

MySwimPro is using technology to advance the sport of swimming and help swimmers all over the world achieve their goals in new and exciting ways. The platform is more than just an app, it's a community that keeps you accountable and pushes you to do your best. Fares has assembled a world class team that's passionate, determined, and very strategic in how they're growing the company and I'm looking forward to being a part of MySwimPro's global impact.



Peter Vanderkaay

3X OLYMPIC SWIMMER FOR TEAM USA, 4X OLYMPIC MEDALIST, AND CO-CAPTAIN OF THE U.S. OLYMPIC SWIM TEAM

THE BUZZ ABOUT MYSWIMPRO

MySwimPro is a God sent, thanks for creating it and I'm so proud to be part of MySwimPro. You have so many features and wonderful tips that can really help any swimmer.

MySwimPro Verified User

As a competitive swimmer, this is my favorite app on my phone. I have found MySwimPro extremely helpful in tracking my progress each day.

MySwimPro Verified User

As someone looking to train for my first triathlon, I have personal experience with the shortage of training options. Personalized workouts designed for my skill level, plus a community to encourage and push me is what I need to prepare myself. MySwimPro is one of a kind, user-friendly and I am proud to endorse it!

Anna Balzer

Detroit, Michigan

"My 56th birthday challenge is to swim 300 kilometers freestyle this year...I found a lot of swim apps, but MySwimpro is the right one for me! It allows to instantly share my swims on Twitter."

Mario Lanfranco

Piedmont, Italy

CRAIN'S DETROIT BUSINESS

MySwimPro Wins $40,000 Grand Prize At Michigan GreenLight Business Model Competition

March 30, 2017

A fitness app for swimmers and a wastewater treatment solution were among the winners of a total of $100,000 awarded at The Greenlight Business Model Competition on Wednesday.



App co-developed by former U-M swimmer earns accolades from Apple

March 16, 2017

ANN ARBOR, MI - As his career as a member of the swim team at the University of Michigan came to a close, Adam Oxner began to realize how difficult it was to stay on top of his training with fresh workout ideas.

Apple unveils Best of 2016 across apps, music, movies and more

March 16, 2017

On Apple Music, Drake dominates the top song and album spots with "One Dance" and Views, respectively, while the Hamilton soundtrack is also a top-selling album. The Chainsmokers have two of the top 10 songs this year, and music fans still can't

These 3 health technologies will help you keep your New Year's resolutions
January 16, 2017

As this long year comes to a close next week, many of us will be thinking about how to take better care of each other and ourselves in 2017.

Ann Arbor's MySwimPro Named Apple Watch App of the Year | Xconomy
December 23, 2016

As we head into the holiday weekend, it's always nice to share happy local startup news-especially during a year as tumultuous as 2016: Apple has chosen Ann Arbor, MI-based MySwimPro as the year's top Apple Watch app. "We definitely weren't

Apple Watch 2 helps you get most out of swimming
October 9, 2016

Get expert analysis, unrivaled access, and the award-winning storytelling only SI can provide - from Peter King, Tom Verducci, Lee Jenkins, Seth Davis, and more - delivered straight to you, along with up-to-the-minute news and live scores.

SportTechie Startup Profile Series: MySwimPro Is A Fitness App That Helps Swimmers And Triathletes Achieve Their Goals
June 6, 2016

1. What is your elevator pitch? MySwimPro delivers personalized training to help swimmers achieve their goals. We're a global community of passionate swimmers who are focused on improving performance and health. 2. Problem & Solution

The Problem: Few Swimmers Can Afford Personalized Training

Swimming is one of the fastest growing sports—but resources are scarce.

While swimming is becoming more popular as a fitness activity, resources to instruct, train, and help athletes reach their goal just haven't caught up. Personal swim coaches are hard to find and can cost from $50 to $100 an hour. As a result, many swimmers are isolated with no way to grow.

90%

of swimmers train alone

$100

an hour for coaching costs

MySwimPro: the #1 App Specifically Made to Train Swimmers

We've crafted training regimens and analytics so swimmers can be their best selves.

There are a number of fitness apps that cater to the market for running, biking, nutrition, yoga, and even meditation. But no one has tackled the problems that swimmers have—until now. We've helped isolated swimmers structure their training so they can achieve their goal, whether its losing weight or competing in a triathlon.





"Swimming on your own can be a challenge. One of the things I love about MySwimPro is it's a great way to track your goals, track your workouts, and keep yourself accountable."

- Peter Vanderkaay

3x Olympic Swimmer

Peter Vanderkaay (far right) posing with his gold medal for the Men's 4 x 200m Freestyle Relay Final during the 2008 summer Olympics.

How it Works

Swimmers can choose from 8 workout categories, view instructional video content, and track improvement and progress toward their goals.



AT&T Wi-Fi
10:12 AM
Train
Freestyle
Distance
Sprint
Kick
IM
Butterfly

Select a Goal

Choose from one of five workout categories to begin your swimming journey. Embedded technique videos and instructional training content is just a few taps away.



AT&T Wi-Fi
10:15 AM
Cancel
Drop Ladder
Edit
2500 yards
61 minutes
Warm Up
1x
1 × 300 Free
No Interval
6 × 50 Kick
@ 1:20
Streamline on back
2 × 100 IM
@ 2:30
Butterfly, Backstroke, Breaststroke, Freestyle
Pre Set
1x
4 × 50 Drill
@ 1:30
Zipper Drill
4 × 25 Drill
@ 0:45
3 Strokes + 12 Kicks
Main Set
1x
2 × 300 Pull
@ 6:40
2 × 200 Pull
@ 4:30
2 × 100 Pull
@ 2:20
Warm Down
1x

Set Up a Workout

Choose from a library of hundreds of workouts designed for you! From Novice to Advanced, our easy to read workouts help all levels of swimmers achieve their goals and improve.



10:13 AM
Profile
Fares Ksebati
72 FOLLOWING
348 FOLLOWERS
175.4
KILOMETERS
202.5
HOURS
265
WORKOUTS
Top Times
STATS
Week
Month
Year

View Analytics

See the data behind every swim. Track your improvements and visualize each swim before heading to the pool.

"As a former collegiate swimmer, MySwimPro helps me get custom workouts and access a network of fellow swimmers and coaches."



John Ledda

Berkeley, CA

"MySwimPro has been responsible for bringing new life to my workouts. I love the variety of stroke work, distance, sprints."



Tom Graumann

Knoxville, Tennessee

The Apple Watch 2016 App of the Year

MySwimPro was the world's first swimming app for Apple Watch.

In September, we launched the world's first swimming application on the Apple Watch. In December, Apple named us the best app of the year for the Apple Watch right up there with Twitter and Sketchbook. Our premium layer of the app has been growing by roughly 20% month over month.


2:22
Start a Swim
Select Workout
Pool
Open Water
Best of
2016
App Store

Swim with the App Right on Your Wrist

- Personal coaching and real-time analytics: heart rate, calories, pace, distance
- Sync workout to watch—the app will coach you through your workout, set by set
- Three experiences for swimmers to choose from: Structured Workout, Pool Swim, or Open Water Swim

183,673,768 Meters

Total Distance Logged on MySwimPro in 2016

We've been growing fast, with over 30,000 monthly active users.

We offer users a free 7 day trial, followed by a $15/monthly plan or a $100/yearly plan. Our current goals are to grow our monthly active users, followed by our number of premium subscribers. By the end of 2017, we hope to break 100,000 in monthly active users.


Total Downloads Thru March 2017: 210,000
200K
150K
100K
50K
0
Q1 '15
Q2 '15
Q3 '15
Q4 '15
Q1 '16
Q2 '16
Q3 '16
Q4 '16
Q1 '17
Total Downloads (Android + iPhone)

Our Journey So Far

Since our launch in 2015, we've been featured by both the Google Play store and the App Store. Our next steps are to ramp up our marketing and customer acquisition, as well as adapt MySwimPro for other fitness wearables.

February 2015

android

MySwimPro Launches

Live in the Google Play Store for Android.

June 2015

Download on the App Store

iPhone App Release

MySwimPro goes live in the Apple App Store.

Summer 2015

TECHTOWN DETROIT

MySwimPro Joins TechTown Incubator

10 weeks of in-depth customer development in collaboration with TechTown DTX Launch.

Winter 2016

techstars

Techstars Startup Next

Accepted to Techstars pre-accelerator program in Detroit for high-potential startups.

April 2016

First Revenue!

Launched premium subscription membership and begin growing sales.

Summer 2016

DESAI

University of Michigan Accelerator

Participated in 16 week Desai accelerator program for high-growth startups.

July 2016


MySwimPro

Featured by Apple

Named as one of the "New Apps We Love" by Apple and featured on the Home Page of the App Store

September 2016



Launched the World's first swimming App on the Apple Watch.

November 2016



Featured on Home Page of the Google Play Store.

December 2016



App of the Year

MySwimPro was named by Apple as the Best App of the Year for the Apple Watch.

March 2017



MySwimPro wins $40,000 grand prize at GreenLight Business Model Competition

Q2 2017



Wearable technology applications supporting Android 2.0 and GoogleFit.

Q3 2017



Invest heavily in product development and customer acquisition.

> *"I have been very impressed by MySwimPro's traction and the milestones they've been able to cross in a very short period of time. Fares, and the team's founders posses high integrity, great motivation and intelligence. They've demonstrated the ability to create value in an untapped market with a product that delivers recurring, high margin revenue while collecting massive data. With the right resources, MySwimPro will continue to build upon their early traction, helping millions of people around the world lead healthier lives."*



Mitch Thrower

CHAIRMAN & FOUNDER OF EVENTS.COM, FINANCIER, AUTHOR AND 22X IRONMAN TRIATHLETE

HELP US MAKE SWIMMING ACCESSIBLE


ODYSEA

Left to right: Fares (CEO), Michael (Android Lead), Adam (iOS Lead).

Since my early childhood, I developed a great passion for the water. The freedom and enjoyment we experience as swimmers is often hard to describe. The feeling of weightlessness in the water is something we often take for granted, but it's one of the many joys the sport of swimming offers humanity. I've combined my experience as a competitive athlete, coach, and all around swim nerd to create something that helps others achieve their goals and enhance their aquatic journey.

Our community encourages one another to achieve their full potential. Like our community members, our company is in the constant pursuit of self-improvement. We believe that with structured guidance, social interaction, coaching, data and feedback, we can empower people like never before. We would like to help swimmers around the world achieve their dreams and empower their aquatic potential. Whether you're learning how to swim or training to cross the English Channel, our mantra is to empower aquatic prowess for all levels of swimmers.

Swimming is one of fastest growing sports in the world, and our community of swimmers and coaches will shape the future of our sport. We'd like to invite our community to be a part of our story. We want partners that love what we're doing, want to connect with us to share their ideas, and want to see this vision come to life. We'd love for you to join us in our journey of empowering aquatic prowess across the globe.

Happy Swimming,

Fares Ksebati

MEET THE FOUNDERS



Fares Ksebati
CEO

A nationally recognized coach, and former collegiate swimmer. He swam at Wayne State University in Detroit and has coached for the last 7 years including: USA Club, Masters and triathlon



Adam Oxner
iOS Lead

Swam collegiately at the University of Michigan. He enjoys developing for the intersection of technology and swimming with a passion for building products that make a difference in people's lives.



Michael Allon
Android Lead

Michael is passionate about designing mobile products and building startups. He enjoys working with swimmer's and building solutions that help them acheive their goals.

RAISED $135,502 FROM 82+ INVESTORS

$50,000
September 2016
SAFE

$85,502
In Progress



Adam Oxner
Co-founder, iOS Lead at MySwimPro



David Kircos



Jules Perep



Jay Mahler



Cameron Weaver



Fares Ksebati
Co-Founder & CEO of MySwimPro

MORE INVESTORS

DETAILS

What is MySwimPro? ^

– COLLAPSE ALL

MySwimPro is the number one fitness application for the fastest growing sport in the world. We help people in over 150 different countries achieve their personal fitness and training goals through personalized workouts, instructional video content, and detailed analytics so that swimmers can track their progress and measure their improvements.

How is MySwimPro different from other fitness apps like Myfitnesspal and Fitbit? ^

There's a number of fitness applications that are on the market for running, biking, weight lifting, nutrition, yoga, and even meditation, but no one has really come along and solved the problems that swimmers have, that I experienced personally, and I continue to experience now as a lifelong swimmer and coach. Our team has the perfect background to singularly focus on solving these challenges, and helping swimmers where they have not received enough attention from the other fitness companies.

What are swimmers missing with other apps? ^

The problem really became obvious to me when I was coaching swimming. I realized that swimmers didn't have access to the personalized swimming plans and the type of personalized swim coaching that I was providing. Most people don't live close enough to a master's program or they can't make the master's swim class times, their schedule doesn't fit, and then they can't afford hiring a personal coach. If you want to hire a personal coach, it's anywhere from $50 to $100 an hour. Not only that, swim coaches are really hard to find, especially ones that are experienced and can really help you. Those are the core problems.

The other side of it is really the isolation of the sport. More than 90% of swimmers train by themselves. They don't have a team to train with. They're doing it on their own. There's no digital community that exists for swimmers to share, compare, and compete with each other. It can be really monotonous. If you don't have the right training plan or the right guidance, then achieving your goal, whatever it is, whether it's trying to compete in a triathlon, trying to lose weight, or just swimming three or four times a week for fitness, achieving that goal is a real challenge without having a structured approach.

Is this an app designed only for a seasoned swimmer? ^

You don't need to be a professional swimmer to use our application. From novice to elite, our app has training programs and ways for swimmers to get value. I mentioned swimmers because that's really who our audience is, but if someone's looking to get into swimming, we have instructional videos, and we have novice and beginner levels; there are four levels in total. There's definitely opportunities for people who don't have as formal of a background as I do to engage with the app and really get a lot of value.

Who are your customers? ^

The average age of our current community is between 25 and 44. Most of our community members have not swum in college. The people that swam in college are a minority. If I had to give you a persona of someone who uses our application, it's John Smith, he's 32 years old, he lives in Southern California, he makes 120K a year, he's pretty into his fitness regimen, and he swims for about an hour each workout but has never had formal training. Our community members are intrinsically motivated and focused on improving their fitness. They're actively seeking ways to improve their fitness and swimming. We are the solution to doing that.

Why did the idea of MySwimPro come to you?

I was at the pool coaching when one of the swimmers in my group asked me to send her a training plan (and offered to pay me) because she was going out of town. She was training for a triathlon, and wanted to have something so that she could stay on track to achieve her goal, but she didn't know what to do on her own. That was when the light bulb went on. That's what got me thinking, “Okay, I'm going to go do some research and try and understand how big this problem is.” That's when things started happening, and I decided to validate the problem.

How did you go from inception to where you are now?

I created a mockup of a potential solution to this problem. I created a website landing page for a mockup of a mobile app. I then drove traffic to this landing page using only Twitter. All site visitors had to do was submit their email to download the application. In one week I got a few hundred people to put in their email to download an app that didn't exist yet, simply because of the value prop they saw on that page. A few of them were slightly frustrated at the fact that they weren't actually able to download the app. I used their feedback to understand what they were looking for. They validated what the minimum viable product would be, which was, at the time, a basic workout application. That was back in the fall of 2014.

Then if you fast forward to the beginning of 2015, in February, we launched our Android application. It was super MVP, very basic functionality. Then a few months later in June, we launched our iPhone application. At the time it was still very basic. We were working on it part-time, and then I started working on it full-time in February of 2015. Our core thesis was centered around creating a virtual coach to solve the problem of swimmer's not having access to one on their own. Even though it was very basic to start, we knew all along that we were trying to layer in community and build a social network for swimmers. At the most basic level, we can do that by helping people achieve their goals through the workout and training element. We've evolved the platform from just being workouts, to having an athlete profile, and having instructional videos.

In the beginning of 2016, we did Techstars Startup Next, which is a 6 week pre-accelerator in January, February and March. In April of 2016, we launched our premium product offering. In July of 2016, we were featured on the homepage of the app store under the New Apps We Love by Apple. That summer we also did the University of Michigan startup accelerator, a 16 week program. In September, we launched the world's first swimming application on the Apple Watch. In December, Apple named us the best app of the year for the Apple Watch right up there with Twitter and Sketchbook. Our premium layer of the app has been growing by roughly 20% month over month.

What are your key measures of progress?

Our kernel metric is monthly active users. Then from there we focus on total downloads, followed by monthly active, and finally the number of premium subscribers. Since we charge on a monthly basis, we measure month to month. Our monthly subscribers equate to revenue.

How many monthly active users do you have?

30,000 free users.

What subscription options do you offer and how is that performing?

We have two options. You're either a monthly subscriber, which you get a 7-day trial and after that, it's $15 a month, or you're on the yearly plan, which is $100 with a 30-day trial. When we launched, we only had the monthly option, and we have about 420 subscribers. We launched the yearly subscription offering in January 2017. I anticipate that most of our community members will convert to the yearly plan from the monthly offering because it's a better deal. Moving forward, I imagine a majority of our premium subscriber base will be on our yearly plan.

Right now our conversion rate is 1.5% across both platforms, which is actually, above the industry average. For fitness applications, traditionally, conversion rates are around 2% on iOS, and you'd be lucky to get over 1% on Android. We're above 1% on Android. Normally, within the fitness space, the conversion rate is five to 10 times higher on iPhone than it is on Android. That's mostly because of the globalization of Android. In the United States, it's about 50/50 iPhone Android usage, and people in the United States have a much higher propensity to spend money on what we do on apps in general. Globally though, Android is a much larger representation of market share, and so that's why Android conversion rates are much lower.

What are the differences between free and premium services?

When you download the app, you're free, and you get a majority of functionality, but when you go premium, you unlock advanced workout content and functionality that you wouldn't have otherwise on the free version.

Do you plan to find other ways to monetize the 98% of people that aren't converting to premium?

A majority of our revenue in the first 18 to 24 months will come from premium subscribers. There are ways that we can monetize outside of the premium subscription. For example, the first one that we're looking at implementing is sponsored challenges. A brand can offer a unique digital experience that they wouldn't otherwise be able to create on their own. A large brand could offer a monthly or 3-month challenge. Then we could have their branding within our application, and then they can distribute prizes and exclusive offerings redeemable by our community members. If it was an apparel brand, we could give out discounts for apparel. That's one monetization method; sponsored content and sponsored challenges through a third party brand. It's a way to advertise within our app, but we're not showing ads in the application.

The next concept is through personal coaching. We can connect swimmers with real coaches. We facilitate that relationship. The coach could charge $300 a month for one-on-one coaching, and then we would take a 20-30% commission for facilitating that conversation using our platform. That model has been proven to work in triathlon coaching, in nutrition coaching, and weight loss.

We're also intending to do affiliate commerce in 24-36 months. We will run promoted products and sell swimming equipment and swimming suits through our app. Our revenue will come from a 8-10% affiliate fee with the eCommerce provider.

What are your plans for growth in the next immediate months?

Our goals are centered around two main things, our monthly active users and then growing the number of premium subscribers. By the end of 2017, our goal is to have over 100,000 monthly active users, and then on the premium subscription side, we'd like to have over 2,000 premium subscribers.

For us, the two levers of our business are monthly active users, how fast we can grow that, and premium subscribers, what the conversion rate is from free to paid. To do that, we're really focused on product right now. For 2017 we have three main product initiatives that are our pillars for where we want to take the product.

The first one is on personalization, which is really our key differentiator. We want to create a personalized experience. Some of the things that we've already done, and continue to do, are custom pool lengths, so that the pool length actually dynamically adapts to whatever the swimmer happens to be in. For example, a large number of our community members swim in 33.3 meter pools. Our workouts can now accommodate this experience through personalization. The other component is personalizing the training intervals, and then dynamically adapting the workouts to the progress of the swimmer. The more personalized we can make it, the more valuable the experience becomes.

Another product initiative is on the wearable technology side; being able to interface with all of these that have wearable techs. We've done the Apple Watch, and we've validated that it's a really good concept that our community members see value in. We're going to replicate that experience on Android wear. We're working on a similar experience with Garmin to satisfy that segment of the market for people who use Garmin devices. We're positioned well to be the central hub of all of those connected devices.

The third initiative is all about community, and it's all about building an amazing social experience so that wherever athletes are, they can share, compare, and compete with each other like they never could have done before. Experiences that feature leaderboards and challenges to facilitate a level of competition as well as accountability, and that reinforces the opportunity of solving the isolation aspect of the sport.

Can people who don't have a wearable device still use your app?

Absolutely! Most of our community members don't have any wearable tech when they swim. When you enter the app, you get a workout, you can export that workout to PDF and then you can print it out and take it to the pool with you. Swimmers often place a piece of paper on the side of the pool telling them what to do step by step. That sounds really archaic, but that's actually how it works for many swimmers. Another alternative is placing your phone in a ziplock bag and have it on the side of the pool to follow along with the workout. You don't have to enter anything; we're providing the workout, so MySwimPro completes the hardest step for you. When you're done with the workout, you tap "Log Swim" in the app, and then all of the stats from that workout go into your athlete profile.

There are two things that make the wearable unique, with the Apple Watch. The first one is if a swimmer is doing an open swim, the MySwimPro Apple Watch app will track all of your stats. It will track how far you swam, how many calories you burned, your heart rate, all that, and then it will add that to the app after you swim. The other use case, redefines personal coaching on the wearable device. What that means is, you can take a workout from your phone and sync it to the wearable, and it will guide you through the workout, set by set, just like a personal coach would. By putting the workout on your wrist, that's really the big value prop that will replicate in the other wearable devices.

Do you do all your design in house?

All development, design and product marketing is done in house. The team is myself and Adam and Mike. We're building the applications natively on both clients. In terms of user experience, it's a native experience, which a lot of people don't do. It's not a generic application. The app has material design on Android. It has the latest human interface guidelines from Apple on the iOS side.

What is your marketing plan?

Our marketing to date has been mostly word of mouth, organic in app search. If you type in "swim" in the app store, we're going to be the top result or on at least the first page, or people are discovering us through our content. On social media, we're producing blogs, creating video content, and pushing that out for our audience, which is over 100,000 fans across Facebook, Twitter, Instagram, and Snapchat. That's how most of our traction has come so far, and those are things that we'll continue to do.

For the next layer of growth, there are three marketing areas of focus. The first is around paid acquisition. Through platforms like Facebook, Twitter, Instagram, and Google we can serve highly targeted ads and content to get downloads.

The other avenue for customer acquisition is through social referral. So, in the application, actually incentivizing people to invite other people into the application and then improving retention through things like leaderboards, challenges, and in-app competitions. Improving retention is the easiest way to grow.

The third, and this is probably the most significant of them, is through partnership. We're in conversations with several national governing bodies. By partnering with one of these massive communities (with a trusted brand), and by delivering a digital experience that they're not doing right now, they can distribute us to that community and basically get us out there in a way that we wouldn't be able to on our own.

What is your acquisition cost for a premium user?

Our cost to acquire a premium athlete from our monthly active, the people who subscribe monthly, is $25. Our payback period is three months or less for a monthly subscriber and almost immediately for a yearly subscriber. The cost to acquire a premium athlete will decrease with an increasing conversion rate due to increase brand awareness, product experience and personalization.

Why are you raising funds?

We'd like to raise half a million to one million dollars. What the money will allow us to do is take on the market in a much more aggressive fashion and move faster with our product development and customer acquisition strategy. On the product side, it's team; right now it's just the three of us. We've grown our product substantially on little funding. We would like to accelerate product development and customer acquisition.

How big is the swimming market?

Swimming is the fastest growing sport in the world. It's large and it's growing. In the United States alone, which is where we're focused right now, even though we're a global approach, there are 26.3 million people who swim for fitness. Of those, over 9.4 million people swim more than 50 times per year. You're getting into the actual type swimmers. Our beachhead market are people between the ages of 25 and 44, and they're actively pursuing some type of fitness goal, whether it's competing in Master's Competition, competing in triathlons, open water, where they have a specific goal around their fitness, and that's a little bit over 1 million. It seems relatively small, but you also have to keep in mind that it's extremely targeted and that's only the United States. I think for us, more so than a lot of other companies, the United States is less than a majority of our entire market potential. Of those numbers, the global market is 10 times that easily. Looking at our user base today, 40% of our user base is in the United States, and we haven't even localized the app or translated it into other languages yet. As soon as we do that, it's going to grow even more, and we're going to have a greater percentage outside the US as well.

What has been your biggest hurdle so far?

Not too long ago, we had the backend of our app break. That's not good. If you don't have a product, we don't have a business, so it was a scramble. We endured through some massive problems on the product side. We worked through it. We put out the fires. We've had problems on every product offering, but we get things back up and running quickly. Customer service enquiries went through the roof. That's all we were doing in addition to fixing it. You just work through it. For me, I've worked at early stage at a couple of different startups, so I know at the end of the day that nothing is really the end of the world. You just make it happen.

What's your biggest risk right now?

The speed at which we do everything. On the one side, you want to move at a rate that you can achieve quality. Sometimes, that means you move too slow. As a consequence, because we're the first mover and we're validating everything in the market that we do, we're paving the way for everyone else to come in and replicate what we're doing and approach the market in a totally different way because they see opportunities that we haven't covered yet. For me, it's the balance of moving really fast but then making sure the quality of what we're doing is still there. That's a really hard balance that I'm working on.

Tell us about your team. Why will you be the one to win?

I think for me, personally, I'm hungry, driven, and determined to put a dent in the world. I didn't fit the mold of most people growing up. For example, when I was 13, I was doing freelance cinematography projects for artists in Detroit. Then, when I was 15, I was a part of a national product feedback thing where Panasonic gave me $20,000 in electronics to test for future development. When I was 17, I tried out for my college swim team. I wasn't very good. By the time I was a senior, I was elected captain. I've always been very determined. When I graduated from college, I was 21 and accepted to the Challenge Detroit Fellowship Program; out of over 700 applications, there were only 30 accepted. We worked with different non-profits trying to help positively impact the city. That itself was really a startup too. I worked at a startup in college that was hair and skincare products for swimmers, but I actually worked at a startup in the swimming states. I was the first intern hired by the company. It was all former Princeton swimmers. I was the first non-Princeton person who was working at the firm. After I finished the fellowship program, which was one year after graduating, I worked at two different venture backed startups doing digital marketing. I did each one for roughly a year. When I was 23, I launched MySwimPro at the same time when I was working at one of the other jobs. At 24, I left that job to go at it full time.

I'm a US Masters Swimming national champion. I'm also a part of the American Swim Coaches Association fellowship program for the year, and there is only five coaches in the United States who are part of that. I'm a nationally recognized coach in that regard. I have the business experience as well as the sport experience.

Michael leads our android development. He was a senior Android developer at Target in Minneapolis, working on their flagship Android app. He left that position to do this full time. Before that, he led the Android teams at Compuware and Dynatrace. He studied computer engineering at Michigan State.

Adam swam at the University of Michigan. He studied computer science there. He was a full-stack software developer at Thomson Reuters, working on tax software right out of school. He most recently worked at Expedia as an iOS developer working on their flagship iOS stuff. He also has swimming experience.

I think another aspect, besides just the team having the expertise, we've brought in superstar advisors. I know everyone says they have a world class team, but we actually do have a world class team. Peter Vanderkaay, one of our advisors, is a three-time Olympian in swimming, having won four Olympic medals. He was co-captain of the US Olympic team in 2012.

We also brought on Mitch Thrower as an advisor. He is the chairman and founder of Events.com, but more relevant, he was one of the founders of The Active Network. He also was the chairman of Triathlete Magazine. He has competed in 22 Ironmans including 13 Ironman World Championships.

Then our third advisor, Todd Sullivan, was the CEO of a company that I worked at while I launched MySwimPro. He is a five-time sports tech entrepreneur. He's also a partner at a West coast venture firm.

Why are you raising through Wefunder?

We want to let our community to be a part of our story. We want to invite our most loyal users to invest in the product so they become owners and also qualified marketing leads for us; then they're double incentivized. They not only love the product, but they've invested in the company. They can help us by evangelizing more people to use the product and really be a part of our story. I think a lot of our intention comes back to the community concept that we're building. We're building community. The best way to do that is to incentivize our community members to support our growth.

What's you're runway look like?

We currently have $25,000 cash on hand, with monthly expenses totaling $5,000 to cover employees, product development, marketing and third party software services. We anticipate receiving and additional 25k grant from the Macomb Community College Innovation Fund of America that we were awarded in March 2017 that will be paid 4 monthly installments starting in April. We also anticipate receiving and 40k from the Michigan Greenlight in April for a competition we won in March 2017.

We have 5 months of runway left before including any money from this round or the cash prizes we won in March. If you only include the 65k in prizes, our effective runway at the current burn rate extends to 18 months, though we plan to increase our burn rate as new funds become available.

ASK A QUESTION

Type your question here...

ASK QUESTION

Dennis Somerville Jul 3

Regarding bank transfers of funds the application procedure appears to support American banks (Asks for ABA No.). Cannot see anywhere to enter details for a UK bank? UK bank a/cs use Sort Codes and A/C Nos for identification. Normally when transferring funds I would just need the Account details for WeFunder to make the transfer. Please advise.

Regards,

Dennis Somerville.



Fares Ksebati CEO FOUNDER Jul 3

Hi Dennis, I just checked in with the folks at Wefunder, their reply was: "we only accept bank transfers from U.S. investors. International investors can pay using wire transfer or bitcoin.".

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Dennis Somerville Jul 2

Before I commit to investing in MySwimPro is investing from UK only possible by wiring funds through. In application it says wiring details will be emailed to me but it looks like you have to commit to the investment first?



Fares Ksebati CEO FOUNDER Jul 2

Hey Dennis, that's a great question! From what I can see in Wefunder's FAQs, the platform supports bank accounts, wire transfers, and checks.

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MORE QUESTIONS

RISKS SPECIFIC TO MYSWIMPRO

1. The addressable market size of 26.3 million swimmers may not provide a large enough paying pool to create a viable long-term business.

2. Conversion rate to premium may be too low to return enough revenue to become profitable.

3. Retention of premium subscribers may be too low to maintain growth.

4. MySwimPro's business model is dependent on third party mobile distribution partners including Google and Apple. Should an event cause them to remove... **READ MORE**

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, and more.

THE FUNDING PORTAL

MySwimPro is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min **INVEST**

Can I change my mind and get a refund?
How is Wefunder compensated?
Have another question?



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Adam Oxner

iOS Developer at Expedia, Co-founder at MySwimPro

Expedia, Inc. • University of Michigan

Ann Arbor, Michigan • 490

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A software engineer and entrepreneur with an affinity for mobile, web, and product development. I like to make things that help people!

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Experience

iOS Developer
Expedia, Inc.
Sep 2015 – Present • 1 yr 8 mos
Ann Arbor, MI

Co-Founder & iOS Lead
MySwimPro
Nov 2014 – Present • 2 yrs 6 mos
Greater Detroit Area
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Software Engineer
Thomson Reuters
Jun 2014 – Aug 2015 • 1 yr 3 mos
Dexter, MI
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Classroom Technical Support
University of Michigan
Mar 2012 – Apr 2014 • 2 yrs 2 mos
Ann Arbor, MI
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Jun 2013 – Aug 2013 • 3 mos
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Education

University of Michigan
Bachelor of Engineering (B.E.), Computer Science and Engineering
2010 – 2014
Activities and Societies: Men's Varsity Swim Team

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Visit kids at C.S. Mott Children's Hospital on Thursdays with other athletes to help cheer them and their visitors up.

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Fares Ksebati

Co-Founder & CEO @ MySwimPro

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Greater Detroit Area • 500+

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Fares is the Co-Founder and CEO of MySwimPro, a global community of passionate swimmers who are focused on improving their performance and health. Today, MySwimPro is the #1 fitness application for swimmers around the …

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Co-Founder & CEO

MySwimPro

Feb 2015 – Present • 2 yrs 3 mos

MySwimPro is a fitness platform that helps swimmers and triathletes achieve their goals. The mobile application delivers custom workouts, training plans and coaching to all levels from novice to elite. MySwimPro connects the global swimming community and is committed to empowering aquatic prowess for all. Part of Techstars Startup Next (Spring 2016), and the University of Michigan Desai Accelerator in Ann Arbor (Summer 2016). MySwimPro was named by Apple as the best Apple Watch App of 2016.

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MySwimPro
DETROIT

Presenting at Detroit Startup Week | May 2016



Best Watch App of 2016 | Apple



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Apr 2014 – Present • 3 yrs 1 mo

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Swim Coach (Senior Team & Masters)

Grosse Pointe Gators Swim Club

Sep 2015 – May 2016 • 9 mos

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Spirit Shop Inc

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Pierce Middle School

2015 – 2015 • less than a year

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Education

Wayne State University

Bachelor of Arts in Business Administration, Marketing Management, 3.8/4.0

2009 – 2013

Activities and Societies: Varsity Swimming, National Society of Collegiate Scholars, Golden Key International Honour Society

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Entrepreneur, Advisor, Investor

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Strategist

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Aug 2008 – Present • 8 yrs 9 mos

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• Developed company website (http://halabesmar.com)
• Created registration documents & financial spreadsheets for art education program that enrolls 50 students per year.
• Design annual exhibition program & serve as advertisement coordinator.

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Apr 2009 – May 2009 • 2 mos

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2005 – 2009 • 4 yrs

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Co-Founder at MySwimPro

MySwimPro, Inc. • Michigan State University

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Building MySwimPro on Android
Michael Allon on LinkedIn
January 13, 2017



Accelerating Growth With The Help of the MEDC and Innovation Fund
Michael liked

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Experience

Co-Founder
MySwimPro, Inc.
Nov 2014 – Present • 2 yrs 6 mos
Greater Detroit Area

Senior Android Engineer
Target
Apr 2015 – May 2016 • 1 yr 2 mos
Greater Minneapolis-St. Paul Area

Lead Android Developer
Dynatrace
Sep 2014 – Mar 2015 • 7 mos
Greater Detroit Area
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Mobile Application Developer
Compuware
Apr 2013 – Sep 2014 • 1 yr 6 mos
Greater Detroit Area
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(PDP Member) Mobile Application Developer
Compuware
Jan 2013 – Apr 2013 • 4 mos
Greater Detroit Area
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Education

Michigan State University
BS, Computer Engineering
2007 – 2012

Computer Engineering
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Featured Skills & Endorsements

Mobile Applications · 16	Endorsed by 7 of Michael's colleagues at Compuware
Android Develop... · 14	Endorsed by Manjunath Chandrashekar, who is highly skilled at this Endorsed by 2 of Michael's colleagues at MySwimPro, Inc.
Eclipse · 12	Endorsed by 7 of Michael's colleagues at Compuware

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Contact and Personal Info

Michael's Profile and Websites

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